UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):	Commission File Number:
December 10, 2013	0-17449

___________________________

PROCYON CORPORATION

(Exact name of Registrant as specified in its charter)

Colorado	59-3280822
(State of incorporation)	(I.R.S. Employer Identification Number)

1300 S. HIGHLAND

CLEARWATER, FL 33756

(727) 447-2998

(Address of principal executive

offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2013, the Board of Directors of Procyon Corporation (the “Company”) unanimously voted to increase the number of directors to eight. In addition, the Board of Directors unanimously voted to fill the new vacancy on the Board with the appointment of Dr. Paul E. Kudelko, Sr., a resident of Clearwater, Florida.

Dr. Kudelko is a retired cardiovascular physician. At the time of his retirement in 2010, Dr. Kudelko had practiced with the Clearwater Cardiovascular and Interventional Consultants for the past seven years. Dr. Kudelko attended Duquesne University, graduated from the Kirksville College of Osteopathic Medicine, and was a resident in medicine at Detroit Osteopathic Hospital and Riverside Hospital, Trenton, MI. Dr. Kudelko acted as Affiliate Assistant Professor, Department of Family Medicine, and Department of Internal Medicine, at the University of South Florida College of Medicine in Tampa, FL for a total of approximately eleven years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2013.	Procyon Corporation
By: /s/ Regina W. Anderson
Regina W. Anderson,
Chief Executive Officer